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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Primus Telecommunications, Inc.                                [Delaware]
Primus Telecommunications de Mexico SA de CV                   [Mexico]

Primus Telecommunications International, Inc.                  [Delaware]
Primus Telecommunications Pty Ltd                              [Australia]
Primus Telecommunications (Australia) Pty Ltd                  [Australia]
Hotkey Internet Service Pty Ltd                                [Australia]
Eclipse Communications Pty Ltd                                 [Australia]
Primus Telecommunications KK                                   [Japan]
Primus Japan KK                                                [Japan]
Telegroup Japan KK                                             [Japan]

Primus Telecommunications Europe BV                            [Netherlands]
Primus Telecommunications SA                                   [France]
Primus Telecommunications Srl                                  [Italy]
Primus Telecommunications AG                                   [Switzerland]
Primus Telecommunications Netherlands BV                       [Netherlands]
South East Telecom Ltd                                         [United Kingdom]
Primus Telecommunications SA                                   [Spain]
Primus Telecommunications GmbH                                 [Austria]
Primus Telecommunications Ltd                                  [Ireland]
Telegroup Deutschland GmbH                                     [Germany]
Corporate Network Ltd.                                         [United Kingdom]
Primus Telecom A/S                                             [Denmark]
Telegroup Network Services Denmark A/S                         [Denmark]
Telecontinent SA                                               [France]
Telegroup Network Services SA                                  [Switzerland]
Telegroup (UK) Ltd.                                            [United Kingdom]
Telegroup Network Services Deutschland GmbH                    [Germany]
Telegroup Italia Srl                                           [Italy]
Telegroup International BV                                     [Netherlands]
Telegroup Nederland BV                                         [Netherlands]
Phone Centre Communications [Service] Ltd.                     [United Kingdom]
Primus Telecommunications GmbH                                 [Germany]
iPrimus Telecommunications GmbH                                [Germany]
Primus Telecommunications Vertriebs GmbH                       [Germany]
CS Communications Systems GmbH                                 [Germany]
CS Network GmbH                                                [Germany]
InterNeXt S.A.S.                                               [France]

Primus Telecommunications Ltd.                                 [United Kingdom]

TresCom International Inc.                                     [Florida]
TresCom U.S.A. Inc.                                            [Florida]
Global Telephone Holding Inc.                                  [US Virgin Islands]
InterIsland Telephone Corp.                                    [US Virgin Islands]

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
St. Thomas & San Juan Telephone Co., Inc.                      [US Virgin Islands]

STSJ Overseas Telephone Company Inc.                           [Puerto Rico]
Least Cost Routing, Inc.                                       [Florida]
Rate Reductions Center, Inc.                                   [Florida]
Rockwell Communications, Inc.                                  [Florida]
Intex Telecommunications, Inc.                                 [South Carolina]
TresCom Network Services Inc.                                  [Florida]

IPRIMUS.com, Inc.                                              [Delaware]
iPrimus USA, Inc.                                              [Delaware]
Primus Communicacoes do Brasil Ltd.                            [Brazil]
Matrix Internet, SA                                            [Brazil]

Primus Telecommunications Canada Group Inc.                    [Canada]
Primus Network Services Inc.                                   [Canada]
Primus Telecommunications Canada Inc.                          [Canada]
3694798 Canada Inc.                                            [Canada]

LCR Telecom Group Plc                                          [United Kingdom]
LCR Telecom Group Inc.                                         [British Virgin Islands]
LCR Telecom Offshore (Holdings) Limited                        [United Kingdom]
Virtual Technology Holdings Inc.                               [British Virgin Islands]
Commsol International Holdings Inc.                            [British Virgin Islands]
LCR Telecom (Jersey) Limited                                   [Jersey]
Binoche Holdings Pte                                           [Madeira]
LCR Telecom Limited                                            [United Kingdom]
Virtual Technology Telecom (UK) Limited                        [United Kingdom]
Phonetrack Limited                                             [United Kingdom]
Discount Calls Limited                                         [United Kingdom]
LCR France SA                                                  [France]
LCR Telecom Espana SA                                          [Spain]
LCR Telecom Europe NV                                          [Belgium]
LCR Telecom Luxembourg                                         [Luxembourg]
LCR Telecom Belgium bvba                                       [Belgium]
LCR International Inc.                                         [California]
LCR Paraguay                                                   [Paraguay]
Virtual Technology Inc.                                        [British Virgin Islands]
LCR Telecom (Kenya) Limited                                    [Kenya]
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